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Companhia Paranaense de Energia - COPEL
Exhibit 13.1.

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2005 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Companhia Paranaense de Energia - COPEL (the “Company”), does hereby certify, to such officer’s knowledge, that the annual report on Form 20-F for the year ended December 31, 2005 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 30, 2006

___________________________________
Name: Rubens Ghilardi
Title: Chief Executive Officer